As filed with the Securities and Exchange Commission on February 14, 2006
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                            MEXCO ENERGY CORPORATION
               (Exact name of issuer as specified in its charter)

           Colorado                                          84-0627918
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                          Identification No.)

   214 W. Texas, Suite 1101                                    79701
        Midland, Texas                                       (Zip Code)
(Address of principal executive
           offices)

                          Mexco Energy Corporation 1997
                        Employee Incentive Stock Plan and
                            Mexco Energy Corporation
                            2004 Incentive Stock Plan
                            (Full Title of the Plans)
                            ------------------------

                          Nicholas C. Taylor, President
                           and Chief Executive Officer
                            Mexco Energy Corporation
                            214 W. Texas, Suite 1101
                              Midland, Texas 79701
                                 (432) 682-1119
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                  Dan G. LeRoy
                         Cotton, Bledsoe, Tighe & Dawson
                          500 West Illinois, Suite 300
                              Midland, Texas 79701
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                             Proposed               Proposed
                                                              Maximum               Maximum
                                           Amount            Offering              Aggregate            Amount of
         Title of Securities                to be            Price Per              Offering          Registration
           to be Registered              Registered          Unit (1)              Price (1)               Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,  $0.50 par value......       725,000             $9.91             $7,184,750.00            $769
======================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee and computed in accordance with Rule 457(h) based upon the average of the high and low prices for securities of the same class as quoted on the Nasdaq National Market on February 10, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Note: The document(s) containing the information concerning each of the Mexco Energy Corporation 1997 Employee Incentive Stock Plan and the Mexco Energy Corporation 2004 Incentive Stock Plan (the "Plans") required by Item 1 of Form S-8 and the statement of availability of Registrant information and other information required by Item 2 of this Form will be sent or given to employees eligible to participate in each of the Plans as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents are incorporated herein by reference: (1) the Annual Report on Form 10-K of Mexco Energy Corporation (the "Company") for the fiscal year ended March 31, 2005; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, a Current Report on Form 8-K filed by the Company on July 1, 2005, and a Current Report on Form 8-K filed by the Company on August 12, 2005, and a Current Report on Form 8-K filed by the Company on November 15, 2005, all filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 10-K Annual Report referred to in (1) above; and (3) the registration statement filed by the Company under Section 12 of the Exchange Act containing the description of the Common Stock of the Company, par value $0.50 per share.

      All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment of this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      The class of securities to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act by the filing of a registration statement under the Exchange Act as described in Item 3 above.

Item 5. Interests of Named Experts and Counsel.

      No expert named in the Registration Statement nor counsel for the Company
(1) was employed for such purpose on a contingent basis; (2) will receive in connection herewith a substantial interest, direct or indirect, in the Company or its subsidiaries; or (3) was a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Item 6. Indemnification of Directors and Officers.

      Article XIII of the Company's Bylaws adopted December 5, 2002 provides as follows:

            "The Corporation shall indemnify all of its directors, officers and employees to the extent authorized and permitted by Article 109 of the Colorado Business Corporation Act, as amended".

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Exhibit No.                     Description of Exhibit
      -----------                     ----------------------

          3.1* Articles of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K filed June 25, 1998).

          3.2* Bylaws adopted December 5, 2002 (incorporated by reference to the Company's Annual Report on form 10-K filed June 30, 2003).

          10.1* 1997 Employee Incentive Stock Plan (incorporated by reference to the Amendment to Schedule 14C Information Statement filed on August 13, 1997).

          10.2* 2004 Incentive Stock Plan (incorporated by reference to the Proxy Statement pursuant to Schedule 14A filed on July 9,
                  2004).

          5.1** Opinion of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation.

          23.1**  Consent of Grant Thornton LLP.

          23.2**  Consent of Joe C. Neal and Associates, Petroleum Consultants

          23.3** Consent of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation (such consent is included in the Opinion filed as Exhibit 5.1 to this Registration Statement.)

--------------------------
* Incorporated by reference to the filing(s) indicated.
** Filed herewith.

Item 9.    Undertakings.

      The Company hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the
            Securities Act;

                  (ii) reflect in the prospectus any facts or events which,
            individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

                  (iii) include any additional or changed material information on the plan of distribution;

      provided, that the Company does not give the statements in paragraphs
      (a)(1)(i) and (a)(1)(ii) of this item to the extent the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Company under the Exchange Act.

            (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on this 10th day of February, 2006.

                                      MEXCO ENERGY CORPORATION
                                      (Registrant)

                                      By: /s/ Nicholas C. Taylor
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                 TITLE                     DATE
---------                                 -----                     ----

/s/ Nicholas C. Taylor       President, Chief Executive       February 10, 2006
                             Officer and Director

/s/ Donna Gail Yanko         Vice President, Operations       February 10, 2006
                             and Director

/s/ Tamala L. McComic        Vice President, Treasurer and    February 10, 2006
                             Assistant Secretary

/s/ Thomas Graham, Jr.       Chairman of the                  February 10, 2006
                             Board of Directors

/s/ Thomas R. Craddick       Director                         February 10, 2006

/s/ Jeffry A. Smith          Director                         February 10, 2006

/s/ Arden Grover             Director                         February 10, 2006

/s/ Jack D. Ladd             Director                         February 10, 2006

                                INDEX TO EXHIBITS

      Exhibit No.                  Description of Exhibit
      -----------                  ----------------------

          3.1* Articles of Incorporation (incorporated by reference to the Company's Annual Report on Form 10-K filed June 25, 1998).

          3.2* Bylaws adopted December 5, 2002 (incorporated by reference to the Company's Annual Report on form 10-K filed June 30, 2003).

          10.1* 1997 Employee Incentive Stock Plan (incorporated by reference to the Amendment to Schedule 14C Information Statement filed on August 13, 1997).

          10.2* 2004 Incentive Stock Plan (incorporated by reference to the Proxy Statement pursuant to Schedule 14A filed on July 9,
                  2004).

          5.1** Opinion of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation.

          23.1**  Consent of Grant Thornton LLP.

          23.2**  Consent of Joe C. Neal and Associates, Petroleum Consultants

          23.3** Consent of Cotton, Bledsoe, Tighe & Dawson, a Professional Corporation (such consent is included in the Opinion filed as Exhibit 5.1 to this Registration Statement.)

--------------------------
* Incorporated by reference to the filing(s) indicated.
** Filed herewith.